UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 13, 2005

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  651-293-2233

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01.  Material Definitive Agreement.

On December 15, 2005, Ecolab Inc. amended the Ecolab Mirror Savings Plan (“Mirror Plan”) and on December 13, 2005, Ecolab amended the Ecolab Executive Death Benefits Plan (“Death Benefits Plan”).  The descriptions of the respective amendments and plans set forth below are qualified in their entirety by reference to the applicable plan documents filed by Ecolab, from time to time, with the Securities and Exchange Commission.

The amendment to the Mirror Plan is effective January 1, 2006, and generally provides that (1) participants can no longer be deemed to invest deferrals and Ecolab’s matching contributions in the Ecolab Stock Fund, and (2) an investment election will become irrevocable on December 31 of the year prior to the year in which services to which the compensation relates are performed, as expressly required by the American Jobs Creation Act of 2004.  Also, the amendment provides that participants will not be permitted to transfer existing account balances to the Ecolab Stock Fund, but may transfer existing account balances out of the Ecolab Stock Fund.  Once amounts are transferred out of the Ecolab Stock Fund they may not be transferred back to the Fund.  A copy of Amendment No. 2 to the Mirror Plan in connection with this disclosure under Item 1.01 of Form 8-K is attached hereto as Exhibit (10)A.

Under the Ecolab Mirror Savings Plan, participating executives can defer up to 25% of their base pay and annual incentive bonus.  Ecolab generally matches 100% of a participant’s deferrals up to 3% of compensation and 50% of a participant’s deferrals of the next 2% of compensation, reduced by the match that could be received by the participant in the Corporation’s Ecolab Savings Plan and ESOP.  Except as to the restrictions on the Ecolab Stock Fund effective January 1, 2006, the investment options generally are the same as those offered for the Ecolab Savings Plan and ESOP.  Deferrals and Ecolab’s matching contribution earn the rate of return equal to the rate of return of the designated investment funds.  However, unlike the Ecolab Savings Plan and ESOP, assets are not actually invested in the designated funds.  Subject to certain forfeiture provisions, participants are 100% vested in their deferrals and the Ecolab’s matching contribution. This plan is unfunded and participants are general unsecured creditors of Ecolab.

The amendment to the Death Benefits Plan is effective as of August 12, 2005, and raises the maximum lump sum death benefit paid to the beneficiary for a qualifying executive to $9,000,000, up from $3,000,000.  A copy of Amendment No. 3 to the Death Benefits Plan in connection with this disclosure under Item 1.01 of Form 8-K is attached hereto as Exhibit (10)B.

Under the Death Benefits Plan, an executive is eligible for a death benefit equal to three times the executive’s prior year compensation (base salary and bonus), limited to a $9,000,000 benefit.  Additionally, a retired executive who has satisfied certain age and service requirements is eligible for a post-retirement death benefit equal to two times such executive’s high five-year average compensation, up to a maximum of $750,000.  Ecolab pays the entire cost of these benefits.

Item 9.01 Financial Statements and Exhibits

(c)           Exhibits.

(10)A.	Amendment No. 2 to the Ecolab Mirror Savings Plan (as Amended and Restated Effective as of March 1, 2002).
(10)B.	Amendment No. 3 to the Ecolab Executive Death Benefits Plan (as Amended and Restated effective March 1, 1994).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: December 16, 2005	By:	/s/Timothy P. Dordell
Timothy P. Dordell
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing
(10)A.	Amendment No. 2 to the Ecolab Mirror Savings Plan (as Amended and Restated Effective as of March 1, 2002).	Filed herewith electronically.

(10)B.	Amendment No. 3 to the Ecolab Executive Death Benefits Plan (as Amended and Restated effective March 1, 1994).	Filed herewith electronically.